Exhibit 5.1

CONYERS DILL & PEARMAN
29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268
conyers.com

July 29, 2026

Matter No.: 1019196

(852) 2842 9580

Ryan.McConvey@conyers.com

BTC Digital Ltd.

61 Robinson Road Level 6 & 7

#738, Singapore 068893

Dear Sir/ Madam,

Re: BTC Digital Ltd. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-1 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof relating to the registration for resale by the persons set out in the Schedule hereto (the “Selling Shareholders”) under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of up to an aggregate of 18,421,000 ordinary shares, par value US$0.06 each of the Company consisting of (i) 5,175,437 ordinary shares, par value US$0.06 each of the Company (the “Closing Shares”); (ii) 964,913 ordinary shares, par value US$0.06 of the Company (the “Pre-Funded Warrant Shares”) issuable upon exercise of the 964,913 pre-funded warrants exercisable at an exercise price of US$1.71 per share; and (iii) 12,280,700 ordinary shares, par value US$0.06 of the Company (together with the Pre-Funded Warrant Shares, the “Warrant Shares” and together with the Closing Shares, the “Offer Shares”) issuable upon exercise of the 12,280,700 common warrants at an exercise price of US$1.71 per share.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following documents:

1.1.	the securities purchase agreement made among the Company and the Selling Shareholders dated 29 June 2026 (the “Securities Purchase Agreement”)

1.2.	the pre-funded ordinary share purchase warrants issued by the Company each dated 29 June 2026; and

1.3.	the common ordinary share purchase warrants issued by the Company each dated 29 June 2026;

1.4.	the Registration Statement; and

1.5.	the preliminary prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form.

The documents listed in items 1.1 through 1.3 above are sometimes collectively referred to as the “Transaction Documents” and the documents listed in items 1.1 through 1.5 above are sometimes collectively referred to as the “Documents” (which terms do not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed:

1.6.	a copy of the amended and restated memorandum and articles of association of the Company certified by the secretary of the Company on 26 June 2026 (the “Memorandum and Articles of Association”);

1.7.	copies of the written resolutions of the directors dated 28 June 2026 and minutes of a meeting of a meeting of the directors held on 24 July 2026 (collectively, the “Resolutions”);

1.8.	a certificate of good standing issued by the Registrar of Companies in relation to the Company on 26 June 2026 (the “Certificate Date”);

1.9.	the register of members of the Company as at 30 June 2026 and duly certified by a director of the Company on 24 July 2026;

1.10.	a certificate issued by a director of the Company on 24 July 2026; and

1.11.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the capacity, power and authority of each of the parties to the Transaction Documents, other than the Company, to enter into and perform its respective obligations under the Transaction Documents;

2.4.	the due execution and delivery of the Transaction Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby;

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2.5.	the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us;

2.6.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.7.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.8.	the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Transaction Documents which are expressed to be governed by the Foreign Laws in accordance with their respective terms;

2.9.	the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Transaction Documents to the jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan and the courts of the State of New York located in the City and County of New York, Borough of Manhattan;

2.10.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission;

2.11.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Offer Shares;

2.12.	that, upon the issue of the Warrant Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.13.	that the Offering and the transactions contemplated thereunder comply with the requirements of the applicable rules of Nasdaq;

2.14.	that on the date of entering into the Transaction Documents and/or issue of the Closing Shares or Warrant Shares the Company is, and after entering into the Transaction Documents and/or issue of the Closing Shares or Warrant Shares will be, able to pay its debts;

2.15.	the Company has not taken any action to appoint a restructuring officer;

2.16.	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary, direct or indirect, of any sovereign entity or state; and

2.17.	that each Selling Shareholder will continue to be the holder of such number of ordinary shares, par value US$0.06 of the Company equal to the number of Closing Shares set against their respective name in the Schedule prior to their resale as described in the Registration Statement.

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3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	Based solely on our review of the register of members of the Company certified by a director of the Company on 24 July 2026, as at 30 June 2026, each Selling Shareholder was the registered holder of the number of Closing Shares set against their respective name in the Schedule hereto, respectively, and such Closing Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3.	The Warrant Shares to be issued and sold by the Company under the Transaction Documents have been duly authorised, and when issued and delivered by the Company to the purchasers thereof pursuant to the Transaction Documents against payment of the consideration set forth in the Transaction Documents and registered in the register of members of the Company, will have been validly issued, fully-paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman

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Schedule

Selling Shareholder	Closing Shares
Armistice Capital LLC	-
Hudson Bay Master Fund Ltd.	438,596.00
SHN Financial Investments Ltd.	657,895.00
L1 Capital Global Opportunities Master Fund	526,316.00
Alto Opportunity Master Fund, SPC, Segregated Master Portfolio B	438,596.00
Intracoastal Capital LLC	-
Bigger Capital Fund LP	438,597.00
District 2 Capital Fund LP	438,597.00
3i, LP	219,298.00
Empery Tax Efficient III, LP	49,250.00
Empery Asset Management, LP	221,165.00
Empery Tax Efficient, LP	80,462.00
The Lind Partners	438,596.00
Evergreen Capital Management LLC	219,298.00
Efrat Investments LLC	219,298.00
BJI Financial Group	219,298.00
Robert Forster	570,175.00

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